Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Third Quarter 2025 Financial Results

COSTA MESA, CA – October 30, 2025 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended September 24, 2025.

Highlights for the third quarter ended September 24, 2025 compared to the third quarter ended September 25, 2024 were as follows:

●	Total revenue was $121.5 million compared to $120.4 million.
●	System-wide comparable restaurant sales(1) decreased by 0.8%.
●	Income from operations was $11.5 million compared to $10.1 million.
●	Restaurant contribution(1) was $18.5 million, or 18.3% of company-operated restaurant revenue, compared to $16.9 million, or 16.7% of company-operated restaurant revenue.
●	Net income was $7.4 million, or $0.25 per diluted share, compared to net income of $6.2 million, or $0.21 per diluted share.
●	Adjusted net income(1) was $7.8 million, or $0.27 per diluted share, compared to $6.3 million, or $0.21 per diluted share.
●	Adjusted EBITDA(1) was $17.4 million, compared to $15.5 million.

--------------------

(1)	System-wide comparable restaurant sales, restaurant contribution, adjusted net income and adjusted EBITDA are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are defined under “Definitions of Non-GAAP and other Key Financial Measures” below. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in the accompanying financial data. See also “Non-GAAP Financial Measures” below.

Liz Williams, Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “Our third quarter results demonstrated the progress we are making across all aspects of our business. While our comparable store sales experienced a small decline, we are particularly pleased with our positive traffic growth during the quarter as we implemented targeted value and innovations that not only drove restaurant visits but also enhanced our brand equity. Our ongoing focus on operational excellence allowed us to deliver margin expansion at both the restaurant and corporate level. Our unit growth momentum continued with the opening of our 500th El Pollo Loco restaurant, and as we are building a pipeline that will almost double unit openings next year. As we look ahead, we remain laser-focused on executing against our five strategic pillars and continuing on our path of being the nation’s favorite fire-grilled chicken restaurant.”

Third Quarter 2025 Financial Results

Company-operated restaurant revenue in the third quarter of 2025 decreased to $100.7 million, compared to $101.2 million in the third quarter of 2024, mainly due to a decrease in company-operated comparable restaurant revenue of $1.2 million, or 1.1%, partially offset by $0.7 million of additional sales from the opening of two restaurants during or after the third quarter of 2024. The company-operated comparable restaurant sales decrease consisted of a 1.3% decrease in average check size, partially offset by a 0.1% increase in transactions.

Franchise revenue in the third quarter of 2025 increased 13.5% to $12.9 million. This increase was primarily due to the $0.9 million in franchisee IT pass through revenue related to the franchisee rollout of the new Point of Sale (“POS”) system which is offset by a corresponding increase in franchise expenses. In addition, the increase in franchise revenue was due to the five franchise-operated restaurant openings during or subsequent to the third quarter of 2024 and true up of royalty rates, partially offset by a franchise comparable restaurant sales decrease of 0.6%.

Income from operations in the third quarter of 2025 was $11.5 million, compared to $10.1 million in the third quarter of 2024. Restaurant contribution was $18.5 million, or 18.3% of company-operated restaurant revenue, compared to $16.9 million, or 16.7% of company-operated restaurant revenue in the third quarter of 2024. The increase in restaurant contribution as a percentage of company-operated restaurant revenue was largely due to better operating efficiencies combined with higher menu prices.

General and administrative expenses in the third quarter of 2025 were $12.3 million, compared to $11.4 million in the third quarter of 2024. The increase for the quarter was primarily due to $0.3 million increase in stock compensation expenses, $0.2 million increase in legal and professional fee costs related to shareholder activism and related matters, a $0.2 million increase in restructuring costs, a $0.1 million increase related to additional rent expense in connection with our corporate office relocation and a $0.1 million increase due to the implementation of enterprise resource planning (“ERP”) system.

Net income for the third quarter of 2025 was $7.4 million, or $0.25 per diluted share, compared to net income of $6.2 million, or $0.21 per diluted share, in the third quarter of 2024. Adjusted net income was $7.8 million, or $0.27 per diluted share, during the third quarter of 2025, compared to $6.3 million, or $0.21 per diluted share, during the third quarter of 2024.

As of September 24, 2025, after net pay down of $10.0 million on its five-year senior-secured revolving credit facility (the “2022 Revolver”) during the thirty-nine weeks, the Company’s outstanding debt balance was $61.0 million with $10.9 million in cash and cash equivalents.

Subsequent Events

Subsequent to the quarter-end, the Company paid down an additional $6.0 million on its 2022 Revolver resulting in outstanding borrowings of $55.0 million as of October 30, 2025.

2025 Outlook

The Company is providing the following expectations for the remainder of 2025:

●	The opening of at least ten system-wide restaurants.
●	Capital spending between $28.0 and $30.0 million.
●	G&A expense between $47.5 and $49.5 million, excluding one-time costs.
●	Estimated effective income tax rate of 29.0 – 29.25% before discrete items.

Definitions of Non-GAAP and other Key Financial Measures

System-Wide Sales are neither required by, nor presented in accordance with GAAP. System-wide sales are the sum of company-operated restaurant revenue and sales from franchised restaurants. The Company’s total revenue in the consolidated statements of income is limited to company-operated restaurant revenue and franchise revenue from the Company’s franchisees. Accordingly, system-wide sales should not be considered in isolation or as a substitute for our results as reported under GAAP. Management believes that the presentation of system-wide sales provides useful information to investors, because it is a measure that is widely used in the restaurant industry, including by our management, to evaluate brand scale and market penetration. System-wide sales do not include the eight currently licensed stores in the Philippines. The total number of currently licensed stores reflects the closure of two licensed restaurants during the thirty-nine weeks ended September 24, 2025.

Company-Operated Restaurant Revenue consists of sales of food and beverages in company-operated restaurants net of promotional allowances, employee meals, and other discounts. Company-operated restaurant revenue in any period is directly influenced by the number of operating weeks in such period, the number of open restaurants, and comparable restaurant sales. Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the first and fourth quarters due to reduced January and December transactions and higher in the second and third quarters. As a result of seasonality, our quarterly and annual results of operations and key performance indicators such as company-operated restaurant revenue and comparable restaurant sales may fluctuate.

Comparable Restaurant Sales reflect year-over-year sales changes for comparable company-operated, franchised and system-wide restaurants. A restaurant enters our comparable restaurant base the first full week after it has operated for 15 months. Comparable restaurant sales exclude restaurants closed during the applicable period. At September 24, 2025, there were 485 comparable restaurants, 171 company-operated and 314 franchised. Comparable restaurant sales indicate the performance of existing restaurants, since new restaurants are excluded. Comparable restaurant sales growth can be generated by an increase in the number of meals sold and/or by increases in the average check amount, resulting from a shift in menu mix and/or higher prices resulting from new products or price increases. Because other companies may calculate this measure differently than we do, comparable restaurant sales as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes that comparable restaurant sales is a valuable metric for investors to evaluate the performance of our store base, excluding the impact of new stores and closed stores.

Restaurant Contribution and Restaurant Contribution Margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which includes food and paper cost, labor and related expenses, and occupancy and other operating expenses, where applicable. Restaurant contribution therefore excludes franchise revenue, franchise advertising fee revenue and franchise expenses as well as certain other costs, such as general and administrative expenses, franchise expenses, depreciation and amortization, asset impairment and closed-store reserve, loss on disposal of assets and other costs that are considered corporate-level expenses and are not considered normal operating costs of our restaurants. Accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of stockholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of our restaurants, and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation, or superior to, or as substitutes for the analysis of our results as reported under GAAP. Management uses restaurant contribution and restaurant contribution margin as key metrics to evaluate the profitability of incremental sales at our restaurants, to evaluate our restaurant performance across periods, and to evaluate our restaurant financial performance compared with our competitors. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors, because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. Management further believes restaurant level operating margin is useful to investors to highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

EBITDA and Adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income (loss) before interest expense (net of interest income), provision (benefit) for income taxes, depreciation, and amortization, and Adjusted EBITDA represents net income (loss) before interest expense (net of interest income), provision (benefit) for income taxes, depreciation, amortization, and items that we do not consider representative of our ongoing operating performance, as identified in the reconciliation table included under “Unaudited Reconciliation of Net

Income to EBITDA and Adjusted EBITDA” in the accompanying financial tables at the end of this release. EBITDA and Adjusted EBITDA as presented in this release are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate EBITDA and Adjusted EBITDA. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our on-going operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from such non-GAAP financial measures. We further compensate for the limitations in our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.

Management believes that EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOLs) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) management believes that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) management believes that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally for a number of benchmarks, including to compare our performance to that of our competitors.

Adjusted Net Income is neither required by, nor presented in accordance with, GAAP. Adjusted net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs reserves, (ii) expenses related to special legal and professional fees, (iii) extraordinary legal settlement costs, (iv) restructuring charges and executive transition costs, (v) insurance proceeds related to reimbursement of lost profits, net of the related costs and (vi) provision for income taxes at a normalized tax rate of  28.4% and 29.0% for the thirteen and thirty-nine weeks ended September 24, 2025, respectively, and 27.6% and 27.7% for the thirteen weeks and thirty-nine weeks ended September 25, 2024, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes (excluding the impact of the income tax receivable agreement, valuation allowance and other discrete items) and applied after giving effect to the foregoing adjustments. Because other companies may calculate these measures differently than we do, adjusted net income as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes adjusted net income is an important supplement to GAAP measures that enhances the overall understanding of our operating performance and long-term profitability, and enables investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

The Company will host a conference call to discuss financial results for the third quarter of 2025 today at 4:30 PM Eastern Time. Liz Williams, Chief Executive Officer, and Ira Fils, Chief Financial Officer, will host the call.

The conference call can be accessed live over the phone by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13755803. The replay will be available until Thursday, November 13, 2025. The conference call will also be webcast live from the Company’s corporate website at

investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq: LOCO) is the nation's leading fire-grilled chicken restaurant known for its craveable, flavorful, and better-for-you offerings. Our menu features innovative meals with Mexican flavors all made in our restaurants daily using quality ingredients. At El Pollo Loco, inclusivity is at the heart of our culture. Our community of over 4,000 employees reflects our commitment to creating a workplace where everyone has a seat at our table.  Since 1980, El Pollo Loco has successfully expanded its presence, operating more than 495 company-owned and franchised restaurants across seven U.S. states: Arizona, California, Colorado, Nevada, Texas, Utah and Louisiana. The Company has also extended its footprint internationally, with eight licensed restaurant locations in the Philippines. For more information or to place an order, visit the Loco Rewards APP or ElPolloLoco.com. Follow us on Instagram, TikTok, Facebook, or X.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Examples of forward-looking statements in this report include, but are not limited to, discussions of our current expectations, projections, intentions, or beliefs relating to our financial condition, results of operations, liquidity, prospects, growth, trends, strategies, and the industry in which we operate. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: our ability to open new restaurants in new and existing markets, including difficulty in finding sites and in negotiating acceptable leases; our ability to compete successfully with other quick-service and fast casual restaurants; global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, increases in gas prices, and declines in median income growth, consumer confidence and consumer discretionary spending, among other considerations; our ability to attract, develop, assimilate, and retain employees; our vulnerability to changes in political and economic conditions and consumer preferences; our vulnerability to conditions in the greater Los Angeles area and to natural disasters given the geographic concentration and real estate intensive nature of our business; the possibility that we may continue to incur significant impairment of certain of our assets, in particular in our new markets; changes in food and supply costs, especially for chicken, labor, construction and utilities; the impacts of the uncertainty regarding pandemics, epidemics or infectious disease outbreaks (such as the COVID-19 pandemic) on our company, our employees, our customers, our partners, our industry and the economy as a whole, as well as our franchisees’ ability to operate their individual restaurants without disruption; social media and negative publicity, whether or not valid, and our ability to respond to and effectively manage the accelerated impact of social media; our ability to continue to expand our digital business, delivery orders and catering; concerns about food safety and quality and about food-borne illness; dependence on frequent and timely deliveries of food and supplies; our ability to service our level of indebtedness; uncertainty related to the success of our marketing programs, new menu items, advertising campaigns and restaurant designs and remodels; changes in trade policies, tariff and import regulations by the United States and other countries from which we source some of our produce, packaging, and other items; our limited control over our franchisees and potential deterioration of our relations with existing or potential franchisees; potential exposure to unexpected costs and losses from our self-insurance programs; potential obligations under long-term and non-cancelable leases, and our ability to renew leases at the end of their terms; our ability to achieve our social and environmental sustainability goals; the impact of any failure of our information technology system or any breach of our network security; the impact of any security breaches on our ability to protect our customers’ payment method data or personal information; our ability to enforce and maintain our trademarks and protect our other proprietary intellectual property; adverse changes in the economic environment, including inflation and increased labor and supply costs, which may affect our franchisees, with adverse consequences to us; the impact of federal, state and local labor law governing our relationships with our employees, including minimum wage laws, minimum standards for fast food workers or other similar laws; risks related to government regulation and litigation, including employment and labor laws; the impact of any liabilities arising from environmental laws; fluctuations in our quarterly operating results due to seasonality and other factors; any future offerings of debt or equity securities that may impact the market price of our common stock; the possibility that Delaware law, our organizational documents, our shareholder rights agreement, and our existing and future debt agreements may impede or discourage a takeover; the impact of shareholder activism on our expenses, business and stock price; and other risks set forth in our filings with the Securities and Exchange Commission (SEC) from time to time, including under Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 25, 2024, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, all of which are or will be available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures that are supplemental measures of the operating performance of our business and restaurants: System-wide sales, Restaurant contribution and restaurant contribution margin, EBITDA and Adjusted EBITDA, and Adjusted net income. Our calculations of these non-GAAP financial measures may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants’ financial performance against our competitors’ performance. We believe these measures they provide useful information about our operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company’s financial condition and results of operation.

Additional information about these non-GAAP financial measures (System-wide sales, Restaurant contribution and restaurant contribution margin, EBITDA and Adjusted EBITDA, and Adjusted net income) is provided under “Definitions of Non-GAAP and other Key Financial Measures” above. For a reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see “Unaudited Reconciliation of System-Wide Sales to Company-Operated Restaurant Revenue and Total Revenue,” “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Unaudited Reconciliation of Net Income to Adjusted Net Income” and “Unaudited Reconciliation of Income from Operations to Restaurant Contribution” in the accompanying financial tables at the end of this press release.

Investor Contact:

Investors@elpolloloco.com

Media Contact:

Brittney Shaffer

media@elpolloloco.com

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 24, 2025		September 25, 2024		September 24, 2025		September 25, 2024
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$100,721	82.9	$101,178	84.0	$303,404	82.8	$300,638	83.8
Franchise revenue	12,864	10.6	11,330	9.4	39,419	10.8	34,329	9.6
Franchise advertising fee revenue	7,935	6.5	7,887	6.6	23,708	6.4	23,757	6.6
Total revenue	121,520	100.0	120,395	100.0	366,531	100.0	358,724	100.0
Cost of operations(1):
Food and paper cost	24,879	24.7	25,401	25.1	75,114	24.8	76,751	25.5
Labor and related expenses	30,648	30.4	32,744	32.4	94,982	31.3	96,192	32.0
Occupancy and other operating expenses	26,730	26.5	26,088	25.8	79,144	26.1	74,609	24.8
Company restaurant expenses(1)	82,257	81.6	84,233	83.3	249,240	82.2	247,552	82.3
General and administrative expenses	12,343	10.2	11,418	9.5	37,138	10.1	35,130	9.8
Franchise expenses	11,407	9.4	10,488	8.7	36,476	10.0	31,961	8.9
Depreciation and amortization	3,973	3.3	4,034	3.4	11,789	3.2	11,755	3.3
Loss on disposal of assets	73	0.1	77	0.1	127	0.0	181	0.1
Gain on recovery of insurance proceeds, net	—	—	—	—	—	—	(41)	(0.0)
Loss on disposition of restaurants	—	—	—	—	—	—	7	0.0
Impairment and closed-store reserves	9	0.0	8	0.0	26	0.0	45	0.0
Total expenses	110,062	90.6	110,258	91.6	334,796	91.3	326,590	91.0

Income from operations	11,458	9.4	10,137	8.4	31,735	8.7	32,134	9.0
Interest expense, net	1,122	0.9	1,536	1.3	3,505	1.0	4,627	1.3
Income before provision for income taxes	10,336	8.5	8,601	7.1	28,230	7.7	27,507	7.7
Provision for income taxes	2,978	2.5	2,415	2.0	8,284	2.3	7,776	2.2
Net income	$7,358	6.0	$6,186	5.1	$19,946	5.4	$19,731	5.5
Net income per share:
Basic	$0.25		$0.21		$0.68		$0.66
Diluted	$0.25		$0.21		$0.68		$0.65
Weighted-average shares used in computing net income per share:
Basic	29,219,480		29,199,971		29,134,766		30,072,637
Diluted	29,406,754		29,423,649		29,343,906		30,235,309

(1)	Percentages for line items relating to cost of operations and company restaurant expenses are calculated with company-operated restaurant revenue as the denominator. All other percentages use total revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	September 24, 2025	December 25, 2024
Selected Balance Sheet Data:
Cash and cash equivalents	$10,872	$2,484
Total assets	602,748	592,014
Total debt	61,000	71,000
Total liabilities	319,816	331,345
Total stockholders’ equity	282,932	260,669

	Thirty-Nine Weeks Ended
	September 24, 2025	September 25, 2024
Selected Operating Data:
Company-operated restaurants at end of period	174	172
Franchised restaurants at end of period	324	324
Company-operated:
Comparable restaurant sales growth	0.2%	3.2%
Restaurants in the comparable base	171	168

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RESTAURANT COUNTS AT THE BEGINNING AND END OF EACH OF THE LAST THREE FISCAL YEARS AND THE THIRTY-NINE WEEKS ENDED SEPTEMBER 24, 2025

	Thirty-Nine Weeks Ended	Fiscal Year Ended
	September 24, 2025	2024	2023	2022
Company-operated restaurant activity(1):
Beginning of period	173	172	188	189
Openings	—	2	2	4
Restaurant sale to Company	1	—	—	—
Restaurant sale to franchisee	—	(1)	(18)	(3)
Closures	—	—	—	(2)
Restaurants at end of period	174	173	172	188
Franchised restaurant activity:
Beginning of period	325	323	302	291
Openings	3	2	3	9
Restaurant sale to Company	(1)
Restaurant sale to franchisee	—	1	18	3
Closures	(3)	(1)	—	(1)
Restaurants at end of period	324	325	323	302
System-wide restaurant activity:
Beginning of period	498	495	490	480
Openings	3	4	5	13
Closures	(3)	(1)	—	(3)
Restaurants at end of period	498	498	495	490
(1)	Our restaurant count includes 498 domestic restaurants and excludes the eight licensed restaurants in the Philippines. This total reflects the closure of two licensed restaurants during the thirty-nine weeks ended September 24, 2025.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF SYSTEM-WIDE SALES TO COMPANY-OPERATED RESTAURANT REVENUE AND TOTAL REVENUE

(in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(Dollar amounts in thousands)	September 24, 2025	September 25, 2024	September 24, 2025	September 25, 2024
Company-operated restaurant revenue	$100,721	$101,178	$303,404	$300,638
Franchise revenue	12,864	11,330	39,419	34,329
Franchise advertising fee revenue	7,935	7,887	23,708	23,757
Total Revenue	121,520	120,395	366,531	358,724
Franchise revenue	(12,864)	(11,330)	(39,419)	(34,329)
Franchise advertising fee revenue	(7,935)	(7,887)	(23,708)	(23,757)
Sales from franchised restaurants	179,788	178,794	533,596	532,830
System-wide sales(1)	$280,509	$279,972	$837,000	$833,468

(1)	System-wide sales do not include the eight licensed stores in the Philippines.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2025	September 25, 2024	September 24, 2025	September 25, 2024
Adjusted EBITDA:
Net income, as reported	$7,358	$6,186	$19,946	$19,731
Non-GAAP adjustments:
Provision for income taxes	2,978	2,415	8,284	7,776
Interest expense, net of interest income	1,122	1,536	3,505	4,627
Depreciation and amortization	3,973	4,034	11,789	11,755
EBITDA	$15,431	$14,171	$43,524	$43,889
Stock-based compensation expense (a)	1,369	1,080	4,116	2,897
Loss on disposal of assets (b)	72	77	127	181
Impairment and closed-store reserves (c)	9	8	26	45
Loss on disposition of restaurants (d)	—	—	—	7
Legal settlement (e)	—	—	(619)	—
Special legal and professional fees expense (f)	162	—	1,557	—
Duplicate rent expense for corporate office relocation (g)	103	—	103	—
ERP software implementation costs (h)	104	—	104	—
Gain on recovery of insurance proceeds, net (i)	—	—	—	(41)
Restructuring and executive transition costs (j)	168	—	878	1,194
Pre-opening costs (k)	—	116	1	197
Adjusted EBITDA	$17,418	$15,452	$49,817	$48,369

(a)	Includes non-cash, stock-based compensation.
(b)	Loss on disposal of assets includes the loss or gain on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(c)	Includes costs related to impairment of property and equipment and ROU assets and closing restaurants. During both the thirteen and thirty-nine weeks ended September 24, 2025 and September 25, 2024, we did not record any non-cash impairment charges. During both the thirteen and thirty-nine weeks ended September 24, 2025 and September 25, 2024, we recognized less than $0.1 million of closed-store reserve expense related to the amortization of ROU assets, property taxes and CAM payments for our closed locations.
(d)	During the thirty-nine weeks ended September 25, 2024, we completed the sale of one restaurant within California to an existing franchisee due to an expiring lease term on April 30, 2024. This sale resulted in cash proceeds of $0.1 million and a net loss on sale of restaurant of less than $0.1 million for the thirty-nine weeks ended September 25, 2024.
(e)	Includes $0.6 million received from legal settlement, net of legal expenses.
(f)	Consists of legal and professional costs related to shareholder activism and related matters.
(g)	Consists of duplicate rent expense for the corporate headquarter relocation.
(h)	Represents costs incurred in connection with the implementation of new “ERP” system which are included in general and administrative expenses.
(i)	During the thirty-nine weeks ended September 25, 2024, the Company recognized gains of less than $0.1 million related to the reimbursement of property and equipment and expenses. The gain on recovery of insurance proceeds and lost profits, net of the related costs, is included in the accompanying condensed consolidated statements of income, for the thirty-nine weeks ended September 25, 2024, as a reduction of company restaurant expenses.
(j)	Consists of costs associated with the transition of certain executive officers, such as severance and stock-based compensations costs and costs associated with restructuring certain positions in the organization for the thirteen and thirty-nine weeks ended September 24, 2025 and September 25, 2024, respectively.
(k)	Pre-opening costs are a component of general and administrative expenses, and consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs, and other related pre-opening costs.

These are generally incurred over the three to five months prior to opening. Pre-opening costs also include occupancy costs incurred between the date of possession and the opening date for a restaurant.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2025	September 25, 2024	September 24, 2025	September 25, 2024
Adjusted net income:
Net income, as reported	$7,358	$6,186	$19,946	$19,731
Provision for taxes, as reported	2,978	2,415	8,284	7,776
Loss on disposal of assets	72	77	127	181
Impairment and closed-store reserves	9	8	26	45
Loss on disposition of restaurants	—	—	—	7
Legal settlements	—	—	(619)	—
Special legal and professional fees expense	162	—	1,557	—
Duplicate rent expense for corporate office relocation	103	—	103	—
ERP software implementation costs	104	—	104	—
Gain on recovery of insurance proceeds, net	—	—	—	(41)
Restructuring and executive transition costs	168	—	878	1,194
Provision for income taxes	(3,111)	(2,398)	(8,818)	(7,995)
Adjusted net income	$7,843	$6,288	$21,588	$20,898
Adjusted weighted-average share and per share data:
Adjusted net income per share
Basic	$0.27	$0.22	$0.74	$0.69
Diluted	$0.27	$0.21	$0.74	$0.69
Weighted-average shares used in computing adjusted net income per share
Basic	29,219,480	29,199,971	29,134,766	30,072,637
Diluted	29,406,754	29,423,649	29,343,906	30,235,309

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION

(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2025	September 25, 2024	September 24, 2025	September 25, 2024
Restaurant contribution:
Income from operations	$11,458	$10,137	$31,735	$32,134
Add (less):
General and administrative expenses	12,343	11,418	37,138	35,130
Franchise expenses	11,407	10,488	36,476	31,961
Depreciation and amortization	3,973	4,034	11,789	11,755
Loss on disposal of assets	73	77	127	181
Gain on recovery of insurance proceeds, net	—	—	—	(41)
Franchise revenue	(12,864)	(11,330)	(39,419)	(34,329)
Franchise advertising fee revenue	(7,935)	(7,887)	(23,708)	(23,757)
Impairment and closed-store reserves	9	8	26	45
Loss on disposition of restaurants	—	—	—	7
Restaurant contribution	$18,464	$16,945	$54,164	$53,086

Company-operated restaurant revenue:
Total revenue	$121,520	$120,395	$366,531	$358,724
Less:
Franchise revenue	(12,864)	(11,330)	(39,419)	(34,329)
Franchise advertising fee revenue	(7,935)	(7,887)	(23,708)	(23,757)
Company-operated restaurant revenue	$100,721	$101,178	$303,404	$300,638

Restaurant contribution margin (%)	18.3%	16.7%	17.9%	17.7%